Contact: Jeff Harkins Investor Relations 940-297-4131 jharkins@sallybeauty.com Sally Beauty Holdings Reports Third Quarter Fiscal 2026 Results  Q3 Consolidated Net Sales Increased 0.2%; Consolidated Comparable Sales Flat  Q3 GAAP Diluted EPS Increased 25%; Adjusted Diluted EPS Increased 8%  Q3 Cash Flow from Operations of $81 Million Deployed to Invest for Growth, Strengthen Balance Sheet and Return Value to Shareholders  Narrows Full Year Fiscal 2026 Outlook Within Prior Guidance Ranges PLANO, Texas, August 3, 2026 – Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”), the leader in professional hair color, today announced financial results for its third quarter ended June 30, 2026. The Company will hold a conference call today at 7:30 a.m. Central Time to discuss these results and its business. “Our third quarter results reflect the progress we are making against our long-term strategy and the underlying strength of our operating model,” said Denise Paulonis, president and chief executive officer. “We delivered solid EPS growth and strong cash flow while continuing to invest in the initiatives that are reshaping our customer experience, expanding our reach and strengthening our competitive position. Sally U.S. and Canada delivered another strong quarter with 3.5% comparable sales growth, supported by the strength of hair color, digital growth and new customer acquisition. Importantly, the traction we are seeing across our strategic initiatives has helped drive 9% adjusted EPS growth year-to-date, underscoring our ability to deliver profitable growth while investing in the future. As we enter the final quarter of fiscal 2026, we remain focused on investing behind the growth initiatives that position Sally Beauty Holdings to deliver sustainable, profitable growth and long-term shareholder value.” Fiscal 2026 Third Quarter Summary • Consolidated net sales of $935 million, an increase of 0.2% compared to the prior year; • Consolidated comparable sales were flat; • Global e-commerce sales increased 11% to $110 million, representing 12% of net sales; • GAAP gross margin expansion of 90 basis points to 52.4%; • Adjusted Gross Margin expansion of 40 basis points to 52.4%; • GAAP selling, general and administrative expenses of $404 million, an increase of $1 million compared to the prior year; • Adjusted Selling, General and Administrative Expenses of $404 million, an increase of $5 million compared to the prior year; • GAAP operating earnings of $86 million and GAAP operating margin of 9.2%;

- Adjusted Operating Earnings of $87 million and Adjusted Operating Margin of 9.3%;
- GAAP diluted net earnings per share of $0.55, an increase of 25% compared to the prior year;
- Adjusted Diluted Net Earnings Per Share of $0.55, an increase of 8% compared to the prior year;
- Cash flow from operations of $81 million and Free Cash Flow of $62 million; and
- Completed $20 million in term loan repayment and $25 million in share repurchases.

Balance Sheet and Cash Flow

As of June 30, 2026, the Company had cash and cash equivalents of $173 million and no outstanding borrowings under its asset-based revolving line of credit. At the end of the quarter, inventory was $996 million, down 1% versus a year ago.

Third quarter cash flow from operations was $81 million and Free Cash Flow totaled $62 million. During the quarter, the Company utilized its cash flow to repay $20 million of term loan B debt and repurchase 1.9 million shares under its share repurchase program at an aggregate cost of $25 million. The Company ended the third quarter with a net debt leverage ratio of 1.4x.

Fiscal 2026 Third Quarter Segment Results

	Sally Beauty			Beauty Systems Group		
(In thousands, except percentages)	Q3 FY26	Q3 FY25	Growth/(Decline)	Q3 FY26	Q3 FY25	Growth/(Decline)
Net Sales	$ 538,570	$ 526,782	2.2%	$ 396,920	$ 406,525	(2.4)%
Comparable Sales Growth/(Decline)	1.6%	(1.1)%	270 bps	(2.1)%	0.5%	(260) bps
Gross Margin	61.5%	60.9%	60 bps	40.1%	39.4%	70 bps
Operating Earnings	$ 89,356	$ 83,305	7.3%	$ 48,973	$ 50,672	(3.4)%
Operating Margin	16.6%	15.8%	80 bps	12.3%	12.5%	(20) bps

Fiscal Year 2026 Guidance*

Full Year	Prior FY26 Guidance	Updated FY26 Guidance
Consolidated Net Sales	$3.725 billion to $3.750 billion	$3.725 billion to $3.733 billion [1]
Comparable Sales	Flat to up 1%	Approximately 0.5%
Adjusted Operating Earnings	$328 million to $342 million	$329 million to $335 million
Adjusted Diluted EPS	$2.02 to $2.10	$2.04 to $2.08 [2]
Capital Expenditures	Approximately $100 million	No change
Free Cash Flow	Approximately $200 million	No change

(1) Assumes approximately 30 basis points of favorable impact from expected foreign currency rates

(2) Assumes 50% of Free Cash Flow goes towards share repurchases (Free Cash Flow defined as GAAP cash flows from operating activities less payments for capital expenditures)

* The Company does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of its reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Conference Call and Where You Can Find Additional Information The Company will hold a conference call and live webcast at approximately 7:30 a.m. Central Time today, August 3, 2026, to discuss its financial results and its business. During the conference call, the Company may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed. Participants can listen to the live webcast of the conference call by accessing the investor relations section of the Company’s website at sallybeautyholdings.com/investor-relations/events-and- presentations/events-calendar, or through our third-party host at SBH Q3 Earnings Webcast. To join the conference call, participants can pre-register to receive a dial-in number and unique PIN using the following link: Pre-register SBH Q3 Earnings Call. Pre-registration can be completed at any time up to and following the call start time. A replay will be available on the Company’s investor relations website after 10:00 a.m. Central Time on August 3, 2026, through August 3, 2027. About Sally Beauty Holdings, Inc. Sally Beauty Holdings, Inc. (NYSE: SBH), as the leader in professional hair color, sells and distributes professional beauty supplies globally through its Sally Beauty and Beauty Systems Group segments. Sally Beauty stores offer up to 7,000 products for hair color, hair care, nails, and skin care through proprietary brands such as Ion®, Bondbar®, Strawberry Leopard®, Generic Value Products®, Inspired by Nature® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, L’Oreal®, Wahl® and Babyliss Pro®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 8,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico®, Amika® and Moroccanoil®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com/investor-relations. Cautionary Notice Regarding Forward-Looking Statements Statements in this news release and the schedules hereto that are not purely historical facts or that depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation

Reform Act of 1995, can be identified by the use of words such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the “Risk Factors” described under Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and other filings with the U.S. Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements. Use of Non-GAAP Financial Measures This news release and the schedules hereto include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (“GAAP”), and are therefore referred to as non-GAAP financial measures: (1) Adjusted Gross Margin; (2) Adjusted Selling, General and Administrative Expenses; (3) Adjusted EBITDA and EBITDA Margin; (4) Adjusted Operating Earnings and Operating Margin; (5) Adjusted Net Earnings; (6) Adjusted Diluted Net Earnings Per Share; and (7) Free Cash Flow. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures. Adjusted Gross Margin – We define the measure Adjusted Gross Margin as GAAP gross margin excluding the costs related to the Company’s fuel for growth initiative for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Selling, General and Administrative Expenses – We define the measure Adjusted Selling, General and Administrative Expenses as GAAP selling, general and administrative expenses excluding the costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA and EBITDA Margin – We define the measure Adjusted EBITDA as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of net sales.

Adjusted Operating Earnings and Operating Margin – Adjusted operating earnings are GAAP operating earnings that exclude the costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Operating Margin is Adjusted Operating Earnings as a percentage of net sales. Adjusted Net Earnings – Adjusted net earnings is GAAP net earnings that exclude the tax-effected costs related to the Company’s fuel for growth initiative and tax-effected expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Diluted Net Earnings Per Share – Adjusted diluted net earnings per share is GAAP diluted earnings per share that exclude the tax-effected costs related to the Company’s fuel for growth initiative and tax-effected expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Free Cash Flow – We define the measure Free Cash Flow as GAAP net cash provided by operating activities less payments for capital expenditures (net). We believe Free Cash Flow is an important liquidity measure that provides useful information to investors about the amount of cash generated from operations after taking into account payments for capital expenditures (net). We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and Board of Directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies. Supplemental Schedules Segment Information 1 Non-GAAP Financial Measures Reconciliations 2-3 Non-GAAP Financial Measures Reconciliations; Adjusted EBITDA and Free Cash Flow 4 Store Count and Comparable Sales 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,		
	2026	2025	Percentage Change	2026	2025	Percentage Change
Net sales	$ 935,490	$ 933,307	0.2 %	$ 2,782,040	$ 2,754,348	1.0 %
Cost of products sold	445,241	452,322	(1.6)%	1,332,760	1,337,706	(0.4)%
Gross profit	490,249	480,985	1.9 %	1,449,280	1,416,642	2.3 %
Selling, general and administrative expenses	403,853	402,812	0.3 %	1,215,019	1,168,776	4.0 %
Operating earnings	86,396	78,173	10.5 %	234,261	247,866	(5.5)%
Interest expense	13,693	15,709	(12.8)%	42,478	49,440	(14.1)%
Earnings before provision for income taxes	72,703	62,464	16.4 %	191,783	198,426	(3.3)%
Provision for income taxes	18,621	16,740	11.2 %	49,449	52,479	(5.8)%
Net earnings	$ 54,082	$ 45,724	18.3 %	$ 142,334	$ 145,947	(2.5)%
Earnings per share:						
Basic	$0.57	$0.46	23.9 %	$1.47	$1.44	2.1 %
Diluted	$0.55	$0.44	25.0 %	$1.43	$1.40	2.1 %
Weighted average shares:						
Basic	95,058	100,463		96,537	101,367	
Diluted	97,912	103,239		99,402	104,187	
			Basis Point Change			Basis Point Change
Comparison as a percentage of net sales						
Consolidated gross margin	52.4%	51.5%	90	52.1%	51.4%	70
Selling, general and administrative expenses	43.2%	43.2%	—	43.7%	42.4%	130
Consolidated operating margin	9.2%	8.4%	80	8.4%	9.0%	(60)
Effective tax rate	25.6%	26.8%	(120)	25.8%	26.4%	(60)

June 30, September 30, 2026 2025 Cash and cash equivalents $ 173,100 $ 149,162 Trade and other accounts receivable 95,942 116,562 Inventory 996,001 987,575 Other current assets 46,159 48,154 Total current assets 1,311,202 1,301,453 Property and equipment, net 279,220 284,284 Operating lease assets 652,279 646,698 Goodwill and other intangible assets 589,189 593,692 Other assets 51,254 44,969 Total assets $ 2,883,144 $ 2,871,096 Current maturities of long-term debt $ 4,000 $ 4,000 Accounts payable 223,860 224,507 Accrued liabilities 163,992 184,641 Current operating lease liabilities 161,743 158,566 Income taxes payable 293 4,260 Total current liabilities 553,888 575,974 Long-term debt, including capital leases 803,567 861,974 Long-term operating lease liabilities 546,098 538,426 Other liabilities 20,904 21,026 Deferred income tax liabilities, net 87,213 79,489 Total liabilities 2,011,670 2,076,889 Total stockholders’ equity 871,474 794,207 Total liabilities and stockholders’ equity $ 2,883,144 $ 2,871,096 SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

Supplemental Schedule 1

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,		
	2026	2025	Percentage Change	2026	2025	Percentage Change
Net sales:						
Sally Beauty Supply ("Sally")	$ 538,570	$ 526,782	2.2 %	$ 1,591,407	$ 1,552,803	2.5 %
Beauty Systems Group ("BSG")	396,920	406,525	(2.4)%	1,190,633	1,201,545	(0.9)%
Total net sales	$ 935,490	$ 933,307	0.2 %	$ 2,782,040	$ 2,754,348	1.0 %
Operating earnings:						
Sally	$ 89,356	$ 83,305	7.3 %	$ 245,402	$ 240,484	2.0 %
BSG	48,973	50,672	(3.4)%	150,248	145,075	3.6 %
Segment operating earnings	138,329	133,977	3.2 %	395,650	385,559	2.6 %
Unallocated expenses (1)	51,933	55,804	(6.9)%	161,389	137,693	17.2 %
Interest expense	13,693	15,709	(12.8)%	42,478	49,440	(14.1)%
Earnings before provision for income taxes	$ 72,703	$ 62,464	16.4 %	$ 191,783	$ 198,426	(3.3)%

Segment gross margin:	2026	2025	Basis Point Change	2026	2025	Basis Point Change
Sally	61.5%	60.9%	60	60.8%	60.6%	20
BSG	40.1%	39.4%	70	40.4%	39.6%	80
Segment operating margin:						
Sally	16.6%	15.8%	80	15.4%	15.5%	(10)
BSG	12.3%	12.5%	(20)	12.6%	12.1%	50
Consolidated operating margin	9.2%	8.4%	80	8.4%	9.0%	(60)

(1) Unallocated expenses, including share-based compensation expense, consist of corporate and shared costs and are included in selling, general and administrative expenses. Additionally, unallocated expenses include costs associated with our Fuel for Growth initiative and a gain from the sale of our corporate headquarters during the nine months ended June 30, 2025.

As Reported (GAAP) Fuel for Growth and Other (1) As Adjusted (Non-GAAP) Cost of products sold $ 445,241 $ (283) $ 444,958 Consolidated gross margin 52.4% 52.4% Selling, general and administrative expenses 403,853 89 403,942 SG&A expenses, as a percentage of sales 43.2% 43.2% Operating earnings 86,396 194 86,590 Operating margin 9.2% 9.3% Earnings before provision for income taxes 72,703 194 72,897 Provision for income taxes (3) 18,621 47 18,668 Net earnings $ 54,082 $ 147 $ 54,229 Earnings per share: (4) Basic $ 0.57 $ — $ 0.57 Diluted $ 0.55 $ — $ 0.55 As Reported (GAAP) Fuel for Growth and Other (1) Corporate HQ Relocation (2) As Adjusted (Non-GAAP) Cost of products sold $ 452,322 $ (4,068) $ — $ 448,254 Consolidated gross margin 51.5% 52.0% Selling, general and administrative expenses 402,812 (3,737) (137) 398,938 SG&A expenses, as a percentage of sales 43.2% 42.7% Operating earnings 78,173 7,805 137 86,115 Operating margin 8.4% 9.2% Earnings before provision for income taxes 62,464 7,805 137 70,406 Provision for income taxes (3) 16,740 1,263 10 18,013 Net earnings $ 45,724 $ 6,542 $ 127 $ 52,393 Earnings per share: (4) Basic $ 0.46 $ 0.07 $ — $ 0.52 Diluted $ 0.44 $ 0.06 $ — $ 0.51 Supplemental Schedule 2 Three Months Ended June 30, 2025 (1) Primarily represents expenses associated with our Fuel for Growth initiative and other non-recurring items. (2) Primarily represents expenses in connection with the relocation of our headquarters. (4) Calculated using rounded amounts as presented. (3) Calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized. (Unaudited) Three Months Ended June 30, 2026 (In thousands, except per share data) Non-GAAP Financial Measures Reconciliations SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Schedule 3

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended June 30, 2026			
	As Reported (GAAP)	Fuel for Growth and Other [1]	Corporate HQ Relocation [2]	As Adjusted (Non-GAAP)
Cost of products sold	$ 1,332,760	$ (2,001)	$ —	$ 1,330,759
Consolidated gross margin	52.1%			52.2%
Selling, general and administrative expenses	1,215,019	(1,373)	(1,852)	1,211,794
SG&A expenses, as a percentage of sales	43.7%			43.6%
Operating earnings	234,261	3,374	1,852	239,487
Operating margin	8.4%			8.6%
Earnings before provision for income taxes	191,783	3,374	1,852	197,009
Provision for income taxes [4]	49,449	852	476	50,777
Net earnings	$ 142,334	$ 2,522	$ 1,376	$ 146,232
Earnings per share: [5]				
Basic	$ 1.47	$ 0.03	$ 0.01	$ 1.51
Diluted	$ 1.43	$ 0.03	$ 0.01	$ 1.47

	Nine Months Ended June 30, 2025				
	As Reported (GAAP)	Fuel for Growth and Other [1]	Corporate HQ Relocation [2]	Asset Impairment [3]	As Adjusted (Non-GAAP)
Cost of products sold	$ 1,337,706	$ (4,068)	$ —	$ —	$ 1,333,638
Consolidated gross margin	51.4%				51.6%
Selling, general and administrative expenses	1,168,776	(12,412)	26,296	(1,779)	1,180,881
SG&A expenses, as a percentage of sales	42.4%				42.9%
Operating earnings	247,866	16,480	(26,296)	1,779	239,829
Operating margin	9.0%				8.7%
Earnings before provision for income taxes	198,426	16,480	(26,296)	1,779	190,389
Provision for income taxes [4]	52,479	3,485	(6,788)	444	49,620
Net earnings	$ 145,947	$ 12,995	$ (19,508)	$ 1,335	$ 140,769
Earnings per share: [5]					
Basic	$ 1.44	$ 0.13	$ (0.19)	$ 0.01	$ 1.39
Diluted	$ 1.40	$ 0.12	$ (0.19)	$ 0.01	$ 1.35

(1) Primarily represents expenses associated with our Fuel for Growth initiative and other non-recurring items.

(2) For the nine months ended June 30, 2026, corporate HQ relocation primarily represents duplicate rent expense on the new office prior to our relocation from our Denton corporate headquarters. For the nine months ended June 30, 2025, corporate HQ relocation primarily represents a $26.6 million gain from the sale of our Denton headquarters facility, net of expenses associated with the relocation.

(3) Write-off of certain tradenames used in Europe.

(4) Calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized.

(5) Calculated using rounded amounts as presented.

Supplemental Schedule 4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,		
Adjusted EBITDA:	**2026**	**2025**	**Percentage Change**	**2026**	**2025**	**Percentage Change**
Net earnings	$ 54,082	$ 45,724	18.3 %	$ 142,334	$ 145,947	(2.5)%
Add:						
Depreciation and amortization	26,223	24,669	6.3 %	75,135	75,593	(0.6)%
Interest expense	13,693	15,709	(12.8)%	42,478	49,440	(14.1)%
Provision for income taxes	18,621	16,740	11.2 %	49,449	52,479	(5.8)%
EBITDA (non-GAAP)	112,619	102,842	9.5 %	309,396	323,459	(4.3)%
Share-based compensation	4,572	4,509	1.4 %	18,096	14,800	22.3 %
Fuel for Growth and Other	194	7,805	(97.5)%	3,374	16,480	(79.5)%
Corporate HQ Relocation	—	137	(100.0)%	1,852	(26,296)	107.0 %
Asset Impairment	—	—	— %	—	1,779	(100.0)%
Adjusted EBITDA (non-GAAP)	$ 117,385	$ 115,293	1.8 %	$ 332,718	$ 330,222	0.8 %

Adjusted EBITDA as a percentage of net sales			**Basis Point Change**			**Basis Point Change**
Adjusted EBITDA margin	12.5%	12.4%	10	12.0%	12.0%	-

Free Cash Flow:	**2026**	**2025**	**Percentage Change**	**2026**	**2025**	**Percentage Change**
Cash flows from operating activities	$ 80,942	$ 69,432	16.6 %	$ 247,461	$ 153,952	60.7 %
Less: Payments for capital expenditures	19,311	20,300	(4.9)%	84,257	59,271	42.2 %
Plus: Proceeds from sale of property and equipment [(1)]	—	—	— %	—	43,574	(100.0)%
Free cash flow (non-GAAP)	$ 61,631	$ 49,132	25.4 %	$ 163,204	$ 138,255	18.0 %

(1) Proceeds from the sale of our corporate headquarters.

Supplemental Schedule 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Store Count and Comparable Sales

(Unaudited)

	As of June 30,		
	2026	2025	Change
Number of stores:			
Sally	3,066	3,096	(30)
BSG:			
Company-operated stores	1,189	1,198	(9)
Franchise stores	131	131	—
Total BSG	1,320	1,329	(9)
Total consolidated	4,386	4,425	(39)
Number of BSG salon business consultants [1]	558	611	(53)

(1) Includes 193 and 191 sales consultants employed by our franchisees at June 30, 2026 and 2025, respectively.

	Three Months Ended June 30,			Nine Months Ended June 30,		
	2026	2025	Basis Point Change	2026	2025	Basis Point Change
Comparable sales growth (decline):						
Sally	1.6 %	(1.1)%	270	1.4 %	0.1 %	130
BSG	(2.1)%	0.5 %	(260)	(0.9)%	(0.2)%	(70)
Consolidated	- %	(0.4)%	40	0.4 %	- %	40

Our comparable sales include sales from stores that have been operating for 14 months or longer as of the last day of a month and e-commerce revenue. Additionally, our comparable sales include sales to franchisees and full-service sales. Our comparable sales exclude the effect of changes in foreign exchange rates and sales from stores relocated until 14 months after the relocation. Revenue from acquired stores is excluded from our comparable sales calculation until 14 months after the acquisition.